                                                                    Exhibit 99.2

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and US WEST NewVector Group, Inc. ("NewVector") and subsidiaries as if the merger of NewVector into AirTouch had been effective on that date, and after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes, and
(2) US WEST Media Group, Inc.'s ("Media") interest in PrimeCo as if the interest had been acquired on that date, and after giving effect to related adjustments described in the accompanying explanatory notes. The unaudited Pro Forma Condensed Combined Statement of Income presents the combined results of operations of AirTouch, NewVector and Media's interest in PrimeCo as if the merger had been effective on January 1, 1998, and after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes.

The Pro Forma Condensed Combined Financial Statements and accompanying explanatory notes reflect the application of the purchase method of accounting to the merger of NewVector into AirTouch. The purchase method of accounting requires the acquisition price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values on April 6, 1998 (the "Effective Date"). As described in the accompanying explanatory notes, estimates of the fair values of NewVector's assets and liabilities and Media's interest in PrimeCo have been combined with recorded values of the assets and liabilities of AirTouch. The interest in PrimeCo has been accounted for under the equity method which requires recognition of (1) AirTouch's acquired share of the net assets of PrimeCo, together with related identifiable intangibles and goodwill on one line in the Pro Forma Condensed Combined Balance Sheet, and (2) operating results of PrimeCo, together with related amortization expense, on one line in the Pro Forma Condensed Combined Statement of Income.

Changes to adjustments in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed and additional information becomes available. Although AirTouch cannot ascertain what those changes will be, such changes could be material. The financial results of NewVector and PrimeCo after March 31, 1998 will affect the allocation of the purchase price. As a result, actual impacts and amounts will differ from those stated in the Pro Forma Condensed Combined Financial Statements.

These Pro Forma Condensed Combined Financial Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or the financial position or the results of operations of the combined company that would have actually occurred had the transaction described herein been in effect as of the date or for the periods presented.

The Pro Forma Condensed Combined Financial Statements and accompanying notes should be read in conjunction with and are qualified in their entirety by the Consolidated Financial Statements, including accompanying notes, of AirTouch, included in its Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12342, and of NewVector, attached as Exhibit 99.2 to AirTouch's Current Report on Form 8-K/A-1, Date of Report: April 6, 1998, File No. 1-12342; and by the Consolidated Financial Statements of AirTouch included in its quarterly report on Form 10-Q for the period ended March 31, 1998, File No. 1-12342 and of NewVector attached hereto as Exhibit 99.1.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                    UNAUDITED


                                                                      As  Reported                   Pro.Forma
                                                                 ---------------------  Pro Forma    NewVector
(Dollars in millions)                                            AirTouch   NewVector   Adjustments    Merger
                                                                 ---------  ----------  -----------  ---------
ASSETS
Current assets                                                     $   868    $   224     $   (12)(1) $  1,080
Property, plant, and equipment, net                                  2,597        999                    3,596
Investments in unconsolidated wireless systems                       2,382         10         840 (1)    3,232

                                                                                               12 (1)
                                                                                            4,283 (1)
                                                                                             (412)(1)
Intangible assets, net                                               3,279        412       1,216 (2)    8,790
Deferred charges and other noncurrent assets                           275                                 275
                                                                   -------    -------     -------     --------
   Total assets                                                    $ 9,401    $ 1,645     $ 5,927     $ 16,973
                                                                   =======    =======     =======     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                $   838    $   327                 $  1,165
Long-term debt                                                       1,488        900       $ 450 (1)    2,838
Deferred income taxes                                                  731                  1,216 (2)    1,947
Deferred credits and other liabilities                                  89         24                      113
                                                                   -------    -------     -------     --------
Total liabilities                                                    3,146      1,251       1,666        6,063
                                                                   -------    -------     -------     --------

Minority interests in consolidated wireless systems                    337         92                      429
                                                                   -------    -------     -------     --------

Redeemable preferred stocks
      5.143%  Class D Cumulative Preferred Stock, Series 1998                                 825 (1)      825
      5.143%  Class E Cumulative Preferred Stock, Series 1998                                 825 (1)      825
                                                                                          -------     --------
                                                                                            1,650        1,650
                                                                                          -------     --------
Stockholders' equity:
   Preferred stock and additional paid-in capital
      6% Class B  Mandatorily Convertible
      Preferred Stock, Series 1996                                     500                                 500
      4.25% Class C Convertible Preferred Stock,
      Series 1996                                                      541                                 541
   Common stock and additional paid-in capital                       4,343                  2,913 (1)    7,256
   Retained earnings                                                   568                                 568
   Accumulated other comprehensive income                               (6)                                 (6)
   Deferred compensation                                               (28)                                (28)
   Stockholder's equity  - NewVector                                              302        (302)(1)
                                                                   -------    -------     -------     --------
   Total stockholders' equity                                        5,918        302       2,611        8,831
                                                                   -------    -------     -------     --------
         Total liabilities and stockholders' equity                $ 9,401    $ 1,645     $ 5,927     $ 16,973
                                                                   =======    =======     =======     ========



See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE QUARTER ENDED MARCH 31, 1998
                                    UNAUDITED

                                                    As  Reported                        Pro Forma
                                                --------------------    Pro Forma       NewVector
                                                AirTouch   NewVector    Adjustments      Merger
                                                --------   ---------   ------------     ---------
(Dollars in millions, except per share amounts)
Operating revenues                              $    958      $ 341                       $ 1,299

                                                --------      -----                       -------
Operating expenses:
   Cost of revenues                                  201         71                           272
   Selling and customer operations expenses          261         69                           330
   General, administrative, and other expenses       118         63                           181
   Depreciation and amortization expenses            144         51          $ 55  (3)        250
                                                --------      -----         -----        --------
Total operating expenses                             724        254            55           1,033
                                                --------      -----         -----        --------
Operating income                                     234         87           (55)            266

Equity in net income (loss) of                                                (34) (4)
   unconsolidated wireless systems                    77          1            (2) (5)         42
Minority interests in net (income) loss
   of consolidated wireless systems                  (42)       (10)                          (52)
Interest income                                        6                                        6
Interest expense                                     (19)       (14)           (7) (6)        (40)
Miscellaneous income (expense)                       (10)         7                            (3)
                                                --------      -----         -----        --------
Income before income taxes and preferred
   dividends                                         246         71           (98)            219
Income tax expense (benefit)                          79         24           (34) (7)         69
                                                --------      -----         -----        --------
Income before preferred dividends                    167         47           (64)            150
Preferred dividends                                   14                       21  (8)         35
                                                ========      =====         =====        ========
Net income (loss) applicable to common
   stockholders                                 $    153      $  47         ($ 85)       $    115
                                                ========      =====         =====        ========

Net income (loss) applicable to common
  stockholders - per share:
      Basic and diluted                         $  0.30                                  $   0.20
                                                ========                                 ========
Weighted average shares outstanding
(in thousands)                                   509,424                                  568,871
                                                ========                                 ========



See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

Basis of Presentation. On the Effective Date, AirTouch acquired NewVector and Media's interest in PrimeCo pursuant to the Agreement and Plan of Merger dated as of January 29, 1998 among U S WEST, Inc., Media, NewVector, U S WEST PCS Holdings, Inc. ("Holdings") and AirTouch (the "Agreement"), filed as Exhibit 2.1 to AirTouch's Current Report on Form 8-K, Date of Report: January 29, 1998. On the Effective Date, NewVector and Holdings (the wholly owned subsidiary of Media that held Media's interest in PrimeCo) merged into AirTouch, with AirTouch surviving.

In the merger, AirTouch issued approximately 59.4 million shares of AirTouch's Common Stock with an approximate fair value of $2.9 billion based on the closing price of $49 on the Effective Date. AirTouch also issued 825,000 shares of AirTouch's 5.143 % Class D Cumulative Preferred Stock, Series 1998 and 825,000 shares of its 5.143% Class E Cumulative Preferred Stock, Series 1998 (together, the "Preferred Stock") having an aggregate value of approximately $1.65 billion with a liquidation amount of $1,000 per share. The dividend on the Preferred Stock was based on the interest rate for 30-year Treasury Bonds on the Effective Date, minus 0.67% per annum. Finally, in the merger, AirTouch assumed $1.35 billion of debt associated with the acquired businesses, which it refinanced through the issuance of commercial paper and debt issues under its shelf Registration Statement.

In accordance with APB Opinion No. 16, "Business Combinations," the purchase price recorded is based on the fair value of the Common Stock and Preferred Stock issued pursuant to the merger as of the Effective Date. Pro forma net income applicable to common stockholders per share is calculated based on income after deducting dividends for the Preferred Stock totaling $21 million for the quarter ended March 31, 1998 on a weighted average number of shares of approximately 568.9 million as of March 31, 1998.

In these unaudited Pro Forma Condensed Combined Financial Statements, the purchase price includes estimates for certain post closing adjustments. Although the total consideration may vary according to the effects of finalizing such post closing adjustments, the final purchase price is not expected to have a materially different effect from that shown in these Pro Forma Condensed Combined Financial Statements.

The purchase price for the acquisition of NewVector and Media's interest in PrimeCo, exclusive of expenses related thereto and the assumption of NewVector and PrimeCo debt totaling $1.35 billion, is summarized below (in millions of dollars):

Value of Common Stock.....................................   $  2,913
Value of Preferred Stock..................................      1,650
                                                             --------
Total purchase price......................................   $  4,563
                                                             ========


The acquisition of NewVector and Media's interest in PrimeCo is accounted for by AirTouch under the purchase method of accounting in accordance with APB Opinion No.

16, "Business Combinations," and the acquired PrimeCo interest is accounted for under the equity method in accordance with APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock." Accordingly these methods of accounting have been applied in the Pro Forma Condensed Combined Financial Statements.

Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Date. Estimates of the fair values of NewVector's assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch and subsidiaries in the unaudited Pro Forma Condensed Combined Financial Statements. Under the equity method of accounting, the purchase price of Media's interest in PrimeCo is allocated in a similar manner to the purchase method described above. Also, AirTouch recognizes its acquired share of the financial condition of PrimeCo, together with related identifiable intangibles and goodwill, on one line in the Pro Forma Condensed Combined Balance Sheet, and its share of operating results of PrimeCo, together with related amortization expense, on one line in the Pro Forma Condensed Combined Statement of Income.

The allocation of the purchase price as reflected in the Pro Forma Condensed Combined Financial Statements is preliminary. Accordingly, changes are expected as valuations and appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what those changes would be, such changes could be material. The financial results of NewVector and PrimeCo after March 31, 1998 will affect the allocation of the purchase price. As a result, actual amounts will differ from those stated in the Pro Forma Condensed Combined Financial Statements.

Pro Forma Adjustments

1. Records the merger assuming estimated professional fees of $12 million (primarily legal, investment bankers' and accountants' fees) related to the merger are paid from AirTouch's available cash. For Pro Forma Financial Statement purposes, as-reported amounts for NewVector's and PrimeCo's net assets have been estimated to approximate fair value. This entry includes $840 million for the combined purchase price and debt assumed related to the acquired interest in PrimeCo. In addition, the entry allocates the full amount of the excess purchase price over adjusted net assets acquired of NewVector to identifiable intangible assets and goodwill. The excess purchase price related to the acquired interest in PrimeCo was allocated to goodwill for purposes of determining AirTouch's equity in PrimeCo's results of operations.

AGGREGATE PURCHASE PRICE

                                                                       MARCH 31, 1998
                                                                       --------------
                                                             NewVector     PrimeCo       Total
                                                             ---------     -------       -----
         Total purchase price ..........................       $4,173       $ 390        $4,563

         PLUS:  Net deficit (assets) (after adjustments,
         including debt assumed) .......................          110         (30)           80
                                                               --------------------------------
         Excess purchase price .........................       $4,283       $ 360        $4,643
                                                               ================================

2. Records the deferred tax liability related to identifiable intangible assets, and a corresponding adjustment to goodwill (see Note 3). AirTouch is required to record deferred tax liabilities for the temporary differences between the initial assigned values to the identifiable intangible assets and their tax bases. The deferred tax liabilities will be amortized over the useful lives of the related identifiable intangible assets. Goodwill is considered a residual for which no related deferred tax liability is recorded.

3. Records the amortization expense for NewVector's identifiable intangible assets and goodwill. For purposes of calculating the amortization of intangibles, management has preliminarily estimated that approximately $413 million of identifiable intangibles relates to customer lists and $2,574 million relates to FCC licenses. The remaining excess purchase price of $1,296 million was allocated to goodwill, together with $12 million related to merger fees and $1,216 million related to deferred tax liability on identifiable intangibles. The amortization period for customer lists is four years and is forty years for FCC licenses and goodwill.

4. Records AirTouch's acquired share of PrimeCo's net loss for the quarter ended March 31, 1998 under the equity method of accounting.

5. Records the amortization expense on goodwill for the acquisition of Media's share of PrimeCo. Management has preliminarily estimated that all the excess purchase price be allocated to goodwill. PrimeCo is in its start-up phase and management preliminarily estimates that the book value of its net assets, including its licenses, approximates fair value. The amortization period for goodwill is forty years.

6. Records interest expense accrued on $1,350 million of borrowings related to the merger, based on assumed average interest rates of 6.6% on estimated fixed-rate borrowings of $800 million and 5.67% on estimated variable-rate borrowings of $550 million. AirTouch borrowed under its commercial paper program to refinance the debt of $1,350 million assumed in the merger. On April 29, 1998, AirTouch issued $500 million of 6.65% Notes due May 1, 2008 and used the proceeds to retire a portion of such commercial paper. AirTouch anticipates issuing more fixed rate debt totaling approximately $300 million to retire an additional portion of the remaining commercial paper outstanding. These debt issues under its Registration Statement on Form S-3 (Reg. No. 33-62787) are planned for later in 1998. AirTouch expects an aggregate effective interest rate on these borrowings of approximately 6.6%, based on its long-term debt rating and current Treasury yield net of the impact of certain interest rate hedges. The rate of 5.67% represents the average interest rate experienced by AirTouch for commercial paper during 1997. The average rate in the first quarter of 1998 was not significantly different. The effect of a 1/8 % change in interest rates on interest expense to pro forma net income of AirTouch is immaterial.

7. Records the income tax effects on the relevant pro forma adjustments arising from the merger at the combined statutory rate of 40.7%. Relevant pro forma adjustments to the Pro Forma Condensed Combined Statement of Income include interest, amortization expenses and equity in the losses of PrimeCo. Except for the amortization of goodwill, these adjustments were tax-effected at the statutory rate resulting in a net tax benefit of $34 million for the quarter ended March 31, 1998.

8. Records the dividends on the Preferred Stock of $21 million for the quarter ended March 31, 1998. The dividend is based on a rate of 5.143%, representing the interest rate on the 30-year Treasury Bond on the Effective Date, minus 0.67% per annum, pursuant to the Agreement.